CONFIDENTIAL PRIVATE OFFERING MEMORANDUM



                         PACIFIC RIM ENTERTAINMENT, INC.
                            (a Delaware corporation)

                       -----------------------------------


                                   $3,660,000



                   Series A $3.00 Convertible Preferred Stock
                    at a Purchase Price of $30,000 Per Share

                       -----------------------------------

         This Confidential Private Offering Memorandum relates to a "best efforts" offering solely to accredited investors to be undertaken by Pacific Rim Entertainment, Inc. (the "Offering") of 122 shares of its newly-designated Series A $3.00 Convertible Preferred Stock (the "Series A Shares") at a purchase price of $30,000 per Share for an aggregate offering price of $3,660,000.

                     --------------------------------------

                  THIS OFFERING INVOLVES A HIGH DEGREE OF RISK
                               SEE "RISK FACTORS."

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                                November 24, 1997

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     Name of Offeree             Memorandum Number            Date distributed




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                                TABLE OF CONTENTS


IMPORTANT CONSIDERATIONS.....................................................  1

SUMMARY......................................................................  7

THE COMPANY.................................................................. 13

DESCRIPTION OF MERGER........................................................ 21

THE OFFERING................................................................. 22

RISK FACTORS................................................................. 24

USE OF PROCEEDS.............................................................. 28

MARKET FOR COMMON STOCK AND REDEEMABLE WARRANTS AND
RELATED STOCKHOLDER MATTERS.................................................. 29

MANAGEMENT................................................................... 30

PRINCIPAL STOCKHOLDERS....................................................... 34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................... 36

DESCRIPTION OF SECURITIES.................................................... 37

SUITABILITY STANDARDS - WHO SHOULD INVEST.................................... 43

ADDITIONAL INFORMATION....................................................... 46

EXHIBIT INDEX

         Exhibit A - Form of Securities Subscription Agreement
         Exhibit B - Audited Financial Statements of Osage Computer Group, Inc.
                     for the fiscal years ended December 31, 1996 and 1995 and unaudited interim financial statements for the ten months ended October 31, 1997
         Exhibit C - Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 of Pacific Rim Entertainment,
                     Inc. and Quarterly Report on Form 10-QSB for the period ended June 30, 1997
         Exhibit D - Form of Certificate of Designation of Series A Preferred
                     Stock
         Exhibit E - Form of Certificate of Designation of Series B Preferred
                     Stock
         Exhibit F - Merger Agreement by and among Pacific Rim Entertainment,
                     Inc., PR Acquisition Corp., and Osage Computer Group, Inc.


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                            IMPORTANT CONSIDERATIONS


PURCHASE OF THE SECURITIES DESCRIBED HEREIN INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A TOTAL LOSS OF THEIR INVESTMENT. PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE DISCUSSION UNDER THE CAPTION "RISK FACTORS."

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THE OFFERING AND THE SECURITIES OFFERED HEREUNDER HAVE NOT BEEN REGISTERED UNDER
THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED OR SOLD EXCEPT TO A LIMITED NUMBER OF "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT). PROSPECTIVE PURCHASERS ARE HEREBY NOTIFIED THAT THE ISSUER MAY BE RELYING ON THE EXEMPTIONS FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. IN ADDITION, THIS OFFERING HAS
NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE IN RELIANCE ON EXEMPTIONS FROM REGISTRATION FOUND IN THE RESPECTIVE SECURITIES LAWS OF SUCH STATES. ACCORDINGLY, PURCHASERS OF THE SECURITIES OFFERED HEREBY MAY NOT SELL OR OTHERWISE TRANSFER SUCH SECURITIES EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR EXEMPTIONS THEREFROM. THE CERTIFICATES EVIDENCING THE SECURITIES WILL BEAR A RESTRICTIVE LEGEND TO THE FOREGOING EFFECT AND EACH INVESTOR MUST SIGN AN INVESTMENT REPRESENTATION CONSISTENT WITH THE FOREGOING.

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THERE IS CURRENTLY NO PUBLIC OR OTHER MARKET FOR THE SECURITIES AND THERE CAN BE
NO ASSURANCE THAT A PUBLIC OR OTHER MARKET WILL DEVELOP. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISK OF THE INVESTMENT
FOR AN INDEFINITE PERIOD OF TIME.

                    ----------------------------------------

PRIOR TO CONSUMMATION OF THE PURCHASE AND SALE OF ANY SECURITIES, THE COMPANY INVITES AND ENCOURAGES PROSPECTIVE INVESTORS TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND REGARDING THE COMPANY AND TO OBTAIN ADDITIONAL INFORMATION AND DOCUMENTS TO THE EXTENT THAT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE. NO PERSONS OTHER THAN THE PRESIDENT AND THE CHIEF FINANCIAL OFFICER OF THE COMPANY HAVE BEEN AUTHORIZED TO GIVE ANY


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INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS
MEMORANDUM, AND IF GIVEN OR MADE BY ANY OTHER PERSON, SUCH INFORMATION HAS NOT BEEN AUTHORIZED BY THE COMPANY AND MUST NOT BE RELIED UPON IN ANY MANNER.

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THE SECURITIES OFFERED ARE SUBJECT TO THE PROVISIONS OF A SUBSCRIPTION
AGREEMENT, WHICH EACH INVESTOR PURCHASING SECURITIES WILL BE REQUIRED TO EXECUTE PRIOR TO THE PURCHASE OF ANY SECURITIES. ANY PURCHASE OF SECURITIES SHOULD BE MADE ONLY AFTER A COMPLETE AND THOROUGH REVIEW OF THE PROVISIONS OF SUCH AGREEMENT. IN THE EVENT THAT ANY OF THE TERMS, CONDITIONS OR OTHER PROVISIONS OF SUCH AGREEMENT ARE INCONSISTENT WITH OR CONTRARY TO THE DESCRIPTIONS OR TERMS CONTAINED IN THIS MEMORANDUM, SUCH AGREEMENT WILL CONTROL.

                    ----------------------------------------

INVESTORS WHO PURCHASE THE SECURITIES AND RESELL THEM OR ANY PART OF THEM, MAY BE DEEMED TO BE "UNDERWRITERS" UNDER SECTION 2(3) OF THE SECURITIES ACT AND MAY BE SUBJECT TO ALL LIABILITIES IMPOSED UPON "UNDERWRITERS" UNDER SUCH SECURITIES ACT IN CONNECTION WITH THE RESALE OF THE SECURITIES.

                    ----------------------------------------

THIS MEMORANDUM IS PROVIDED IN CONNECTION WITH THE PRIVATE PLACEMENT OF THE SECURITIES DESCRIBED HEREIN AND MAY NOT BE REPRODUCED OR USED FOR ANY OTHER PURPOSE. EACH RECIPIENT OF THIS MEMORANDUM AGREES THAT ALL OF THE INFORMATION CONTAINED HEREIN IS OF A CONFIDENTIAL NATURE, THAT HE WILL TREAT SUCH INFORMATION IN A CONFIDENTIAL MANNER, AND THAT HE WILL NOT, DIRECTLY OR INDIRECTLY, DISCLOSE OR PERMIT HIS AGENTS OR AFFILIATES TO DISCLOSE ANY OF SUCH INFORMATION WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY. IF THE RECIPIENT DECIDES NOT TO PURSUE FURTHER INVESTIGATION OF THE PROPOSED PRIVATE PLACEMENT, THE RECIPIENT AGREES TO RETURN THIS MEMORANDUM AND ANY ACCOMPANYING DOCUMENTATION TO THE COMPANY.

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THE SECURITIES DESCRIBED HEREIN WILL BE OFFERED SOLELY TO ACCREDITED INVESTORS
IN RELIANCE ON REGULATIONS UNDER THE SECURITIES ACT. THE COMPANY RESERVES THE RIGHT TO WITHDRAW OR MODIFY ANY OFFER IT MAY MAKE PRIOR TO THE TIME, IF ANY, WHEN ALL OF THE SECURITIES DESCRIBED HEREIN HAVE BEEN ISSUED, AND TO ACCEPT OR REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, AT ITS SOLE DISCRETION.

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THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER
TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH AN OFFER IS NOT AUTHORIZED OR TO ANY INDIVIDUAL WHO DOES NOT POSSESS THE QUALIFICATIONS DESCRIBED IN THE MEMORANDUM.

                    ----------------------------------------

EACH INVESTOR, BY HIS ACCEPTANCE OF THE SECURITIES DESCRIBED HEREIN, REPRESENTS, ACKNOWLEDGES AND AGREES THAT : (1) HE IS PURCHASING "RESTRICTED" SECURITIES WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT; AND (2) HE WILL NOT OFFER, SELL, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF ANY SUCH SECURITIES EXCEPT AS APPROVED BY THE COMPANY'S BOARD OF DIRECTORS AND, IN THE OPINION OF COUNSEL FOR OR SATISFACTORY TO THE COMPANY, PURSUANT TO AN EXEMPTION FROM OR IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE STATE OR OTHER SECURITIES LAWS.

                    ----------------------------------------

THE DELIVERY OF A MEMORANDUM SHALL NOT BE DEEMED TO CONSTITUTE AN OFFER OR SOLICITATION OF AN OFFER TO ANYONE OR ANY ENTITY IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED.

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THIS MEMORANDUM CONTAINS SUMMARIES, BELIEVED BY THE COMPANY TO BE ACCURATE, OF
CERTAIN DOCUMENTS, BUT REFERENCE IS HEREBY MADE TO SUCH DOCUMENTS FOR COMPLETE INFORMATION CONTAINED THEREIN. COPIES OF SUCH DOCUMENTS ARE AVAILABLE ON A CONFIDENTIAL BASIS AT THE OFFICES OF THE COMPANY LISTED BELOW. ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THIS REFERENCE.

                    ----------------------------------------

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  --------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                       3

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS
LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT THEIR COUNSEL, ACCOUNTANT OR BUSINESS ADVISER AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING INVESTMENT IN THE SECURITIES OFFERED HEREBY.

                    ----------------------------------------

NEITHER THE DELIVERY OF THIS MEMORANDUM AT ANY TIME NOR ANY DISTRIBUTION OF SECURITIES OFFERED HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN (INCLUDING IN THE EXHIBITS HERETO) OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF; PRIOR TO THE FINAL CLOSING DATE INVESTORS WILL BE NOTIFIED AS TO ANY MATERIAL CHANGES IN THE INFORMATION CONTAINED HEREIN.

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CONNECTICUT

         THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 36-425 OF THE CONNECTICUT UNIFORM SECURITIES ACT BUT WILL BE SOLD IN RELIANCE ON AN EXEMPTION FROM SUCH REGISTRATION SET FORTH IN SECTION 36-490(b)(9)(a) OF SAID ACT AND REGULATIONS PROMULGATED THEREUNDER. THE SHARES CANNOT BE RESOLD WITHOUT REGISTRATION UNDER SECTION 36-485 OF SAID ACT OR AN EXEMPTION FROM REGISTRATION PURSUANT TO SECTION 36-490 OF SAID ACT.

DELAWARE

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE DELAWARE SECURITIES ACT AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND SALE PURSUANT THERETO.

FLORIDA

         PURSUANT TO SECTION 517.061(11)(a)(5) OF THE FLORIDA STATUTE, WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, FLORIDA INVESTORS HAVE A THREE DAY RIGHT OF RESCISSION. IF A FLORIDA RESIDENT HAS EXECUTED A SUBSCRIPTION AGREEMENT, HE MAY ELECT, WITHIN THREE BUSINESS DAYS AFTER SIGNING THE SUBSCRIPTION AGREEMENT, TO WITHDRAW FROM THE SUBSCRIPTION AGREEMENT OT RECEIVE A FULL REFUND AND RETURN (WITHOUT INTEREST) OF ANY MONEY PAID BY HIM. A FLORIDA RESIDENT'S WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH SUCH WITHDRAWAL, A FLORIDA RESIDENT NEED ONLY SEND A LETTER OR

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TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS MEMORANDUM INDICATING
HIS INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM MUST BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IF A FLORIDA RESIDENT SENDS A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME AND DATE WHEN IT IS MAILED. SHOULD A FLORIDA RESIDENT MAKE THIS REQUEST ORALLY, HE SHOULD ASK FOR WRITTEN CONFIRMATION THAT HIS REQUEST HAS BEEN RECEIVED.

NEW JERSEY

         THIS PRIVATE PLACEMENT MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE NEW JERSEY BUREAU OF SECURITIES OR THE DEPARTMENT OF LAW AND PUBLIC SAFETY OF THE STATE OF NEW JERSEY PRIOR TO ITS ISSUANCE AND USE. NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY NOR THE BUREAU OF SECURITIES HAS PASSED ON OR ENDORSED THE MERITS OF THE MEMORANDUM (OR THE PRIVATE OFFERING CONTAINED HEREIN). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NEW YORK

         THIS PRIVATE PLACEMENT MEMORANDUM HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PENNSYLVANIA

         UNDER THE PROVISIONS OF SECTION 207(M) OF THE PENNSYLVANIA SECURITIES ACT OF 1972, A PENNSYLVANIA RESIDENT WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY SECTION 203(D) DIRECTLY FROM AN ISSUER OR AFFILIATE OF AN ISSUER SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER OR ANY OTHER PERSON WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN BIDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED.

         EACH PERSON ENTITLED TO EXERCISE THE RIGHT TO WITHDRAW GRANTED BY
SECTION 207(M), AND WHO WISHES TO EXERCISE SUCH RIGHT, MUST WITHIN THE AFOREMENTIONED TWO BUSINESS DAYS CAUSE A WRITTEN NOTICE OR TELEGRAM TO BE SENT TO THE COMPANY AT THE ADDRESS PROVIDED IN THE CONFIDENTIAL MEMORANDUM INDICATING HIS INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM MUST BE SENT AND POSTMARKED

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ON OR PRIOR TO THE AFOREMENTIONED SECOND BUSINESS DAY. IF YOU ARE SENDING A
LETTER, IT IS PRUDENT TO SENT IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. SHOULD YOU MAKE THIS REQUEST ORALLY, YOU MUST ASK FOR WRITTEN CONFIRMATION THAT YOUR REQUEST HAS BEEN RECEIVED. AN INVESTOR RESIDING IN PENNSYLVANIA MAY NOT SELL HIS SECURITIES WITHIN TWELVE MONTHS AFTER THE DATE OF THIS PURCHASE.





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                                     SUMMARY

The Company:                     Pacific Rim Entertainment, Inc. (the "Company"
                                 or "Pacific Rim") is presently an inactive public corporation, which was organized under the laws of Delaware in 1992. From 1992 through 1996, Pacific Rim had been engaged principally in the animated film production business. After several years of losses following its initial public offering in 1993, Pacific Rim suspended its business operations in 1996 and has since then remained inactive while seeking to identify business opportunities that would capitalize on its status of a public corporation through a strategic business combination with a private operating company.
                                 As a consequence of a recently executed merger agreement (the "Merger Agreement"), the Company has agreed to acquire Osage Computer Group, Inc. ("Osage"), an Arizona-based company which provides client/server information technology products, services and support.

The Merger:                      Pursuant to the Merger Agreement, Osage will be
                                 merged (the "Merger") into PR Acquisition
                                 Corp., a newly created, wholly-owned subsidiary of the Company (the "Sub") in consideration for a purchase price consisting of: (i) $500,000 in cash; (ii) 900,000 newly-issued shares of Common Stock (subject to upward adjustment);
                                 (iii) 200,000 newly-issued shares of Common
                                 Stock; (iv) options to purchase 800,000 shares of Common Stock; and (v) $1.5 million face amount of newly-designated Series B $3.00
                                 Convertible Preferred Stock ("Series B
                                 Shares"), which is convertible into 500,000 shares of Common Stock. Closing of the Merger is contingent upon the completion of several conditions, including: (i) the completion of this Offering; (ii) the settlement and discharge of the Company's prior indebtedness such that the Company shall have at least
                                 $2,550,000 in cash on deposit after this Offering; and (iii) the completion of a due diligence review by each of the parties to the Merger. See "DESCRIPTION OF THE MERGER."

                                 Upon completion of the Merger, the Sub will assume the historic operations of Osage and will change its name to "Osage Computer Group, Inc."

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Historic Operations of Osage:    Founded in 1989, Osage is a provider of network
                                 computing solutions. Osage markets a broad range of information technology services intended to transform discrete hardware and software components into an integrated system. Osage offers integration services which assist customers in dealing with issues during the entire life cycle of their systems, including system architecture and design, product acquisition, implementation, ongoing operational support, and evolutions in technology. Osage provides solutions to complex information technology problems including system availability and performance, UNIX/Microsoft Windows NT integration, client server database implementation, electronic mail and messaging, system and network security, and Internet/intranet and world wide web application deployment.

                                 Osage's ability to deliver integrated solutions is principally attributable to its technical expertise and its value-added reseller relationships with industry-leading vendors of information technology products such as Sun Microsystems, Oracle and Netscape. To date, most of its revenues have been derived from the resale of products. Osage has also established relationships with leading aggregators of computer hardware and software products. These relationships enable it to provide its clients with competitive product pricing, ready product availability and services such as electronic product ordering, product configuration and testing and product warehousing and delivery.

                                 Osage's customer base varies in range from relatively small companies to Fortune 500 and other large and mid-sized companies in various industries in the southwestern United States including semi-conductor manufacturing, publishing, hospitality, distribution, military, education, and state and local government.

                                 Growing numbers of technology users and vendors are turning away from direct sales towards the indirect "value-added channel" consisting of systems integrators and value-added resellers such as Osage. The total estimated market for the "value-added channel," including hardware, software, systems integration services and support, increased from $90 billion in 1994 to $130 billion in 1996. Management believes that

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                                 as technology users and technology vendors
                                 increase their reliance on the "value-added channel" the market will continue to grow. Management believes that the in-house resources of value-added resellers with certain industry-leading technology vendors provide them with access to resources such as technical training, technical documentation, evaluation units and leading-edge industry information. These resources represent significant value to large and mid-sized companies that typically do not maintain such in-house resources themselves. Management also believes that reduced cost, increased productivity and broader sales coverage, particularly in the burgeoning middle market, is motivating technology vendors to sell their products through the value-added channel. Given these market forces, management believes that value-added resellers such as Osage will be well positioned to capitalize on anticipated growth in the industry.

Strategic Objectives:            Given the size and highly fragmented
                                 composition of the industry, the Company believes there is an opportunity to implement a market roll-up program through the selective, strategic acquisitions of other companies with complementary businesses in a revenue range of $5 million to $15 million. Management believes that companies in this range of revenues may be receptive to the Company's acquisition program as often they are too small to be identified as acquisition targets of larger public companies or to independently attempt their own public offering. In particular, the Company intends to focus its acquisition strategy on candidates which have strong relationships with key technology vendors, a proven record of delivering high-quality network computing solutions, a customer base of large and mid-sized companies and which may benefit from the Company's anticipated access to sources of financing and long-term growth strategy.

                                 Although management is confident that following the completion of this Offering the Company will be in a position to commence its acquisition program, any such acquisition program will likely be dependent upon, among other factors, the Company's ability to secure additional financing through the sale of debt or equity securities, and the development of an active trading market for the Company's securities, neither of which can be assured. See "RISK FACTORS."

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The Offering:                    Shares Being Offered: This Memorandum relates
                                 to the offer and sale of 122 shares of the Company's Series A $3.00 Convertible Preferred Stock at a Purchase Price of $30,000 per share. The closing of the Offering is conditioned upon the consummation of the Merger.

                                 Terms of Series A Shares:

                                 o Conversion. The holder is entitled to convert
                                   the principal amount of the purchase price of the Series A Shares into shares of the Company's Common Stock at a conversion rate of $3.00 per share, subject to adjustment.

                                 o Dividends. The holders of the Series A
                                   Shares are not entitled to any dividends.

                                 o Liquidation Preference. The Series A Shares
                                   shall have a liquidation preference of
                                   $30,000 per Share, senior to the interests of the holders of the Common Stock. The holders of the Series A Shares will share ratably with the holders of the Series B Shares any liquidation preferences.

                                 o Voting Rights. Prior to conversion, the
                                   holders of the Series A Shares shall have no voting rights.

                                 o Redemption. Commencing six months from the
                                   date of the Closing of this Offering, all, but not less than all, of the Series A Shares may be redeemed at any time by the Company at its sole discretion of $3.00 per Series A Share upon thirty (30) days' written notice to the holders (the "Redemption Date"), provided that at the time of the Redemption
                                   Notice: (i) the average of the closing bid and ask prices of the Company's Common Stock shall have exceeded $5.00 for the twenty (20) trading days preceding the date of the Redemption Notice; (ii) the shares of Common Stock issued or issuable upon conversion of the Series A Shares are subject to an effective Registration Statement; and (iii) the Placement Agent shall have waived any restrictions upon the resale of such shares. See "Restrictions Upon Resale." The holders of the Series A Shares shall be entitled to exercise their conversion option during said thirty (30) day notice period.

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                                o  Registration Rights. The Company shall use
                                   its best efforts to prepare and file a
                                   registration statement as soon as practicable following the Offering registering the potential resale of the shares of Common Stock issuable upon conversion of the Series A Shares. See "DESCRIPTION OF
                                   SECURITIES-Registration Rights."

                                 Capitalization:

                                 Total number of shares of Common
                                 Stock outstanding before Offering:    3,720,000

                                 Total number of shares of Common
                                 Stock outstanding after the
                                 Offering:(1)                          6,540,000

                                 ---------------------
                                 (1) Assumes the conversion of the Series A
                                 Shares into shares of Common Stock at a
                                 conversion rate of $3.00 per share of Common
                                 Stock. Under certain conditions, the conversion price may be subject to reduction. See "DESCRIPTION OF SECURITIES." Also assumes the issuance of 1.1 million shares of Common Stock and the conversion of $1.5 million face amount of Series B Shares into 500,000 shares of Common Stock in connection with the Merger. Does not include the issuance of 800,000 shares upon the exercise of certain options issued as part of the purchase price.

                                 ----------------------

Use of Proceeds:                 The Company intends to use the estimated net
                                 proceeds of approximately $3,194,000 of this Offering for the repayment of existing indebtedness, future acquisitions, payment of the cash component of the purchase price in the Merger and for general working capital purposes. See "USE OF PROCEEDS."

Financial Information:           Attached as Exhibit "B" are the financial
                                 statements (audited) of Osage for the fiscal years ended December 31, 1996 and 1995 and unaudited interim financial statements for the ten months ended October 31, 1997.

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                                 Attached as Exhibit "C" are the Annual Report
                                 on Form 10-KSB of Pacific Rim for the fiscal year ended December 31, 1996 and the Quarterly Report on Form 10-QSB of the period ended June 30, 1997.

Risk Factors:                    An investment in the Series A Shares involves
                                 a high degree of risk. The Series A Shares are a suitable investment only for those investors who can afford a total loss of their investment. Prospective investors are strongly encouraged to review carefully both "RISK
                                 FACTORS" and "SUITABILITY STANDARDS - WHO
                                 SHOULD INVEST."

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                                   THE COMPANY
Background

         Pacific Rim Entertainment, Inc. (the "Company" or "Pacific Rim") is presently an inactive public corporation, which was organized under the laws of Delaware in 1992. From 1992 through 1996, the Company had been engaged principally in the animated film production business. After several years of losses following its initial public offering in 1993, the Company suspended its business operations in 1996 and has since then remained inactive while seeking to identify business opportunities that would capitalize on its status as a public corporation through a strategic business combination with a private operating company. As a consequence of the recently executed Merger Agreement, the Company has agreed to acquire Osage Computer Group, Inc. ("Osage"), an Arizona-based company which provides client/server information technology products, services and support. See "Historic Operations of Osage." Attached hereto as Exhibit "C" is the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 and the Quarterly Report on Form 10-QSB for the period ended June 30, 1997.

Historic Operations of Osage

         Founded in 1989, Osage is a provider of network computing solutions. Osage markets a broad range of information technology services intended to transform discrete hardware and software components into an integrated system. Osage offers integration services which assist customers in dealing with issues during the entire life cycle of their systems; including system architecture and design, product acquisition, implementation, ongoing operational support, and evolutions in technology. Osage provides solutions to complex information technology problems including system availability and performance, UNIX/Microsoft Windows NT integration, client server database implementation, electronic mail and messaging, system and network security, and Internet/intranet and world wide web application deployment.

         Osage's ability to deliver integrated solutions has enabled it to establish a customer base ranging from relatively small companies to Fortune 500 and other mid-sized companies. Osage's customers represents a broad spectrum of the industries in southwestern United States including semi-conductor manufacturing, publishing, hospitality, distribution, military, education, and state and local government.

         Management believes that its success is attributed principally to its technical expertise, marketplace relationships, vendor alliances, direct sales strategy and customer service orientation. The Company intends to grow primarily through the acquisition of other value-added reseller businesses with similar characteristics to Osage, and leveraging the common pool of resources created by such acquisitions.

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

Industry Background

         Dealing with the forces of change such as eroding profit margins, shrinking business cycles and increased global competition has become a central issue for businesses. Organizations of all sizes have recognized information technology as being a competitive advantage in coping with such market forces. These organizations have also realized that systems built on networked technology, including client server databases, IP based networks and the Internet/intranet systems can be more effective in enabling this competitive advantage than are legacy systems built on older technology.

         The increasingly complex nature and rapid change in technology has created increased demand for companies with the expertise to design, integrate, implement and manage the technology. Growing numbers of technology users and vendors are turning away from direct sales towards the indirect value-added channel consisting of systems integrators and value-added resellers such as Osage. The total estimated market for the "value-added channel", including hardware, software, systems integration services and support, increased from $90 billion in 1994 to $130 billion in 1996. Management believes that as technology users and technology vendors increase their reliance on the "value-added channel" the market will continue to grow.

         Management further believes that the relationships of value-added resellers with certain industry-leading technology vendors provide them with access to resources such as technical training, technical documentation, evaluation units and leading-edge industry information. These resources represent significant value to large and mid-sized companies that typically do not maintain such in-house resources. Management also believes that reduced cost, increased productivity and broader sales coverage, particularly in the burgeoning middle market, is motivating technology vendors to sell their products through the value-added channel. Given these market forces, management believes that value-added resellers such as Osage will be well positioned to capitalize on anticipated growth in the industry.

Business Strategy

         The Company's objective is to provide clients with comprehensive information technology products, services and support. Management plans to achieve this goal through a combination of growth through acquisition and accelerated internal growth. After the Merger, the Company intends to carryout the following strategies.

Expanding New and Existing Markets through Acquisitions: The Company contemplates pursuing an aggressive acquisition strategy to enhance its position in its current market and acquire operations in new markets. In particular, the Company will focus its acquisition strategy on candidates that have a proven record of delivering high-quality technical services, a customer base of large and mid-sized companies and which may benefit from the Company's anticipated access to sources of financing and long-term growth strategy. Upon completion of the Merger, the Company expects to create a public trading market for its securities and utilize the resources readily available to public companies. Management believes that after the Merger, the Company will have many acquisition opportunities in a fragmented market and be able to offer the management of these acquisition candidates an opportunity to continue operating their respective businesses as well as to participate in a company with a growth strategy and liquid trading market for its securities. The Company looks forward to expanding into new and existing markets by acquiring well-established value-added resellers that are leaders in their regional markets. Given the size and highly fragmented composition of the industry, the Company believes that there is an opportunity to implement a market roll-up program within the value-added reseller industry.

Accelerating Internal Growth: A key component of the Company's strategy is to accelerate internal growth of Osage's existing business as well as the existing business of its acquisitions. The Company expects that internal growth can be accelerated by:

         Applying Additional Resources to Current Operations. The value-added reseller organizations which the Company expects to acquire are primarily small, privately held companies. The Company intends to facilitate internal growth of these acquisitions by providing them with access to the Company's capital resources and technical expertise in product procurement and integration services.

         Leverage Additional Opportunity Through the Collective Skill Set. While the collective skills of the acquired companies may have a high degree of overlap there will also be technical and market areas which are unique to particular companies. The Company intends to create an environment in which each of the acquired companies is able to cross-leverage their unique skills and markets for the benefit of the entire organization. Management considers that this will result in increased operating efficiencies without proportionate increases in administrative costs.

         Increase Services Revenues. After the Merger, the Company plans to implement a marketing initiative designed to increase services revenues through the development of standardized service packages. The Company intends to create standardized service packages in several areas, including systems administration, database administration, security and systems and network performance tuning. Management believes that such service packages will make the Company's products and services more cost-effective and accessible to customers as well as increase the Company's profit margins.

         Development of Identity. After the Merger, the Company intends to produce marketing materials and develop the market image and reputation of "Osage Computer Group, Inc." as a "national organization" of regional companies, with the goal of providing business opportunities which would not normally be available to a regional company.

Acquisition Strategy

         The Company believes there are many attractive acquisition candidates in its industry because of the highly fragmented composition of the marketplace, the industry participants' need for capital and their owners' desire for liquidity. The Company intends to pursue an aggressive acquisition program to consolidate and enhance its position in its current market and to acquire operations in new markets.

         Initially, the Company intends to expand its business through selective, strategic acquisitions of other companies with complementary businesses in a revenue range of $5 million to $15 million. Management believes that companies in this range of revenues may be receptive to the Company's acquisition program as often they are too small to be identified as acquisition targets of larger public companies or to independently attempt their own public offerings. In particular, the Company intends to focus its acquisition strategy on candidates which have a strong relationship with key technology vendors, a proven record of delivering high-quality network computing solutions, a customer base of large and mid-sized companies and which may benefit from the Company's anticipated access to sources of financing and long-term growth strategy Management believes that this Offering will position the Company to commence such an acquisition program.

         Upon completion of this Offering, management anticipates that a public trading market may commence for its securities and that additional capital resources may be secured through the sale of debt or equity securities, even though there can be no assurances that a trading market will develop or that additional capital resources will become available to the Company. See "RISK FACTORS."

         The Company believes it can successfully implement its acquisition strategy due to: (i) the highly fragmented composition of the market; (ii) its strategy for creating a national company, which should enhance the acquired company's ability to compete in its local and regional market through an expansion of offered services and lower operating costs; (iii) the additional capital available for internal growth; (iv) the potential for increased profitability as a result of the Company's centralization of certain administrative functions, greater purchasing power, and economies of scale; (v) its financial strength and visibility as a public corporation; (vi) a decentralized management strategy, which should, in most cases, enable the acquired company's management to remain involved in the operation of the Company; and (vii) the ability to utilize its experienced management in identifying acquisition opportunities.

         A "platform acquisition" is defined by management as one that creates a significant presence for the Company in a new geographic market. The Company intends, where possible, to make a platform acquisition in a targeted market by acquiring an established, high quality local company. The Company will retain the management as well as the operating, sales and technical personnel of a platform acquisition to maintain continuity of operations and customer service. The Company will seek to increase an acquired company's revenues and improve its profitability by implementing the Company's operating strategies for internal growth.

         A "tuck-in" acquisition on the other hand will more likely occur in an existing market, will be smaller than a platform acquisition and will enable the Company to offer additional services or expand into secondary markets within the region already served. When justified by the size and business line of an existing market acquisition, the Company expects to retain the management, along with the operating, sales and technical personnel of the acquired company while seeking to improve that company's profitability by implementing the Company's operating strategies. The Company also contemplates effecting tuck-in acquisitions of small companies or individual systems integration operations in existing markets. In most instances, operations acquired by tuck-in acquisition can be integrated into the Company's existing operations in that market, resulting in elimination of duplicative overhead and operating costs. The Company currently has no binding agreements to effect any acquisition and its not now engaged in any active negotiations to acquire any company. There can be no assurance that the Company's acquisition program will be successful, and the Company cannot predict when, if ever, it will make an acquisition.

Products and Services

         Osage is a provider of network computing solutions. Osage markets a broad range of information technology services intended to transform discrete hardware and software components into an integrated system. Osage offers integration services which assist customers in dealing with issues during the entire life cycle of their systems, including system architecture and design, product acquisition, implementation, ongoing operational support, and evolutions in technology. Osage provides solutions to complex information technology problems including system availability and performance, UNIX/Microsoft Windows NT integration, client server database implementation, electronic mail and messaging, system and network security, and Internet/intranet and world wide web application deployment.

         Products

         Osage's ability to deliver integrated solutions is principally attributable to its technical expertise and its value-added reseller agreements with industry-leading vendors of information technology products such as Sun Microsystems, Oracle and Netscape. To date, most of its revenues have been derived from the resale of products from these vendors. Additional sales are accrued to small, niche vendors whose products augment those of the three major vendors in areas such as backup management, security and tape libraries. Osage has also established relationships with leading aggregators of computer hardware and software products. These agreements enable Osage to provide its clients with competitive product pricing, ready product availability and services such as electronic product ordering, product configuration and testing and product warehousing and delivery.

         Systems Integration

         Osage's strategy is to combine market-leading products with its highly skilled technical personnel to deliver comprehensive information technology solutions to new and existing clients. Osage believes that its ability to provide a broad range of technical services and product sales, coupled with the strength of its customer base positions it to grow in the information technologies services marketplace.

         The services which Osage offers assist customers in dealing with issues across the entire life cycle of their systems architecture and design, product acquisition, implementation, on-going operational support, and end of life technology refresh planning. Osage provides solutions to complex information technology problems including system availability and performance,

UNIX/Microsoft Windows NT integration, client server database implementation, electronic mail and messaging, system and network security, and Internet/intranet and world wide web application deployment.

         After the Merger, the Company plans to implement a marketing initiative designed to increase services revenues through the development of standardized service packages. The Company intends to create standardized service packages in several areas, including systems administration, database administration, security and systems and network performance tuning. Management believes that such service packages will make the Company's products and services more cost-effective and accessible to customers as well as increase the Company's profit margins.

         Osage's staff of systems engineers is a vital component of its ability to deliver a value-added solution to the customer and makes Osage an attractive business partner. Osage utilizes an "augment and mentor" approach to the delivery of professional services. It augments a customer's internal staff with systems engineers to accomplish the more complex aspects of the project in the near term and thereafter the systems engineers mentor the customer's staff from time to time during normal, ongoing operations. This allows Osage to command premium rates for its consultants and allows the customer to operate more efficiently and economically with a reduced staff. Management believes that this enhances Osage's value as a business partner by offering the customer a value-added alternative to outsourcing the customer's operations on a permanent basis.

         Osage focuses on ensuring that its technical staff achieve and maintain the highest levels of authorization available for its product set.

         Management believes that as many large and mid-sized corporations continue to increase their utilization of networked information technology they will increase their reliance on business partners that deliver reliable, cost-effective system solutions. Management believes that its highly experienced systems engineers will enable the Company to be such a partner.

Sales and Marketing

         Osage currently focuses its marketing and sales efforts on referrals from vendors and major corporations through its direct sales and marketing staff. Osage believes that its direct sales and support, including having salespersons serve as client-relationship managers, lead to better account penetration and management, better communications and long-term relationships with its clients and more opportunities for follow-on sales of products and services to its existing client base. To date, Osage has focused its sales and marketing efforts on large and mid-sized customers within the southwestern United States, principally Arizona.

         As part of its business strategy, after the Merger the Company intends to expand the size of Osage's sales and marketing staff. Historically, Osage has conducted limited marketing. Most efforts have been through referrals from vendors and direct sales calls made by individual sales personnel. Each salesperson's compensation is commission-based. Sales personnel derive sales leads from individual business contacts, the marketing department's efforts and from customer referrals from suppliers and vendors, many of whom receive requests from clients seeking an authorized reseller to design and install their new systems.

         Osage benefits from the name recognition of the products that it sells and has successfully utilized its relationships with vendors and manufacturers to build strong product and service sales. Management expects to continue to utilize these relationships. Additional business opportunities with some of its major clients may develop as a result of the Merger and the implementation of the Company's acquisition strategy.

         Osage intends to hire additional sales and service personnel as its business grows. Osage's sales and marketing focus continues to be technology-driven, with systems engineers participating with direct sales personnel as part of a team approach to sales and marketing of products and services. Sales personnel also participate in training programs designed to introduce new products and new versions of existing products and to provide industry information and sales technique instruction. Management believes that it maintains a competitive advantage by continually educating its sales force on the latest technologies and through the increased role of high-level engineers in the sales process.

         In addition, management has plans to develop a marketing department dedicated to facilitating the sales process. External marketing efforts would continue to include brochures, direct mail programs, formulation of marketing strategies designed to create new business opportunities, development of sales presentation materials and follow-up of prospects introduced to Osage by its existing clients and vendors.

Competition

         The information technology value-added channel is comprised of a large number of participants and is subject to rapid change and intense competition. The Company will face competition from system integrators, value-added resellers, local and regional network services firms, telecommunications providers, network equipment vendors and computer system vendors, many of which have significantly greater financial, technical and marketing resources and greater name recognition and generate greater revenue than Osage does. Osage expects to continue to face, additional competition from new entrants into its markets. Increased competition may result in price reductions, fewer client projects, underutilization of Company employees, reduced operating margins and loss of market share, any of which could materially adversely effect its business, operating results and financial condition. There can be no assurance that after the Merger the Company will be able to compete successfully against current or future competitors. The failure of the Company to compete successfully would have a material adverse effect on its business, operating results and financial condition.

Facilities

         Upon completion of the Merger, the executive offices of the Company will be located at the historic headquarters of Osage in Phoenix, Arizona. Osage will continue to lease approximately 8,900 square feet of space at an annual rate of $138,000, payable at $11,500 monthly. The lease expires in August 1999. Osage also leases 1,000 square feet of space in Tucson, Arizona at an annual rate of $12,000 payable at $1,000 monthly. That lease expires in June 2002.

Personnel

         Upon completion of the Merger, the Company will have approximately 15 full-time employees. Six of these employees are highly skilled engineers most of whom are located on customer premises. The Company anticipates that it will utilize contract labor to complete its staffing requirements after the Merger. None of the Company's employees are, or upon the Merger will become, subject to a collective bargaining agreement.

Legal Proceedings

         The Company is currently not a party to any material litigation.

                              DESCRIPTION OF MERGER

         On November 5, 1997, Pacific Rim and PR Acquisition Corp., a Delaware corporation and newly formed, wholly-owned subsidiary of Pacific Rim (the "Sub") entered into a Merger Agreement with Osage. Pursuant to the Merger Agreement, Pacific Rim will acquire 100% of the outstanding capital stock of Osage through a merger of Osage with and into the Sub. The purchase price for the acquisition of 100% of the stock of Osage, payable by Pacific Rim to the stockholders of Osage at the closing of the Merger, consists of (i) $500,000 in cash, (ii) 900,000 newly-issued shares of Common Stock of Pacific Rim (subject to upward adjustments in the event that the price of Pacific Rim's stock falls below $2.00 per share during the 18 month period following the Merger; (iii) 200,000 newly-issued shares of Common Stock; (iv) options to purchase 800,000 shares of Common Stock; and (v) approximately $1.5 million face amount of Series B Shares, which are convertible into 500,000 shares of Common Stock (subject to certain adjustments in the event that certain performance criteria are not met by the Company subsequent to the Merger). The options described in subparagraph (iv) above shall have a term of six years and an exercise price equal to the lower of: (i) $3.00 per share; or (ii) the average of the closing bid and ask price of the Company's Common Stock on the principal exchange, automated quotation system or over-the-counter market for the 15 trading days prior to the date upon which any segment of the options vest. The options vest pursuant to certain performance criteria set forth in the Merger Agreement. The Merger Agreement is attached hereto as Exhibit "F." See "DESCRIPTION OF SECURITIES - Performance Criteria."

         In connection with the Merger, Pacific Rim also agreed to enter into certain employment agreements with Messrs. Leadbeater, Olson and Glynn. Pursuant to the employment agreement with Mr. Glynn, he will be granted options to purchase 100,000 shares of Common Stock. See "MANAGEMENT - Employment Arrangements and Stock Options." Pacific Rim and the historic stockholders of Osage have agreed to enter into certain voting arrangements pursuant to which the holders of the Series B Shares shall have voting control over up to 3.1 million shares of Common Stock and the election of a majority of the Board of Directors. See "MANAGEMENT Directors and Executive Officers and Material Voting Arrangements." In addition, prior to the Merger, Osage will be entitled to make a distribution to pay accrued but unpaid bonuses to Osage employees in an amount not to exceed $400,000.

         Prior to the Merger certain conditions precedent must be satisfied, including, but not limited to: (i) the completion of this Offering; (ii) the settlement and discharge of the Company's prior indebtedness such that the Company shall have at least $2,550,000 in cash on deposit after this Offering; and (iii) each of the parties to the Merger shall complete a due diligence review. Effective upon completion of the Merger, the Sub shall assume the historic operations of Osage, and change its name to "Osage Computer Group, Inc."

         The Merger is scheduled to close on December 15, 1997, however, such closing may be extended by mutual agreements of the parties. The Offering is intended to close concurrently with the Merger and the proceeds of the Offering shall only be released from escrow upon the completion of the Merger. If the

Merger is not completed by its terms, the Placement Agent shall return all funds to the respective subscribers and all Series A Shares held in escrow in respect thereof will be canceled. See "RISK FACTORS."

                                  THE OFFERING

         This Memorandum relates to a "best efforts" offering to be undertaken by the Company of 122 shares of its newly-designated Series A $3.00 Convertible Preferred Stock (the "Series A Shares") at a price of $30,000 per Series A Share. The Company has the right, in its sole discretion, to increase the size of this Offering without the consent of or notification to the existing subscribers hereto.

         The Series A Shares subject to the Offering will be offered and sold only to "accredited investors" who satisfy certain suitability standards. See "SUITABILITY STANDARDS - WHO SHOULD INVEST." The minimum subscription shall be for two Series A Shares. The Company has the right, in its sole discretion, to increase or decrease the minimum subscription amount. The Series A Shares shall be offered through the placement agent designated by the Company (the "Placement Agent") pursuant to a placement agreement under which the Placement Agent will undertake to use its best efforts to sell the Series A Shares. The Placement Agent will receive selling commissions of up to 10% of the price of the Series A Shares. The Placement Agent may select other selling agents who are registered with the Securities and Exchange Commission and are members in good standing of the National Association of Securities Dealers, Inc. to participate in placing the Series A Shares and who shall be reallowed all or a portion of the sales commissions payable to the Placement Agent.

         The Series A Shares will be issued and sold pursuant to a Securities Subscription Agreement the form of which is attached hereto as Exhibit "A" between the Company and each subscriber (the "Subscription Agreement"). A Subscription Agreement is not binding on the Company unless and until accepted by the Company, which acceptance or rejection is in the Company's sole discretion. The Company may allocate to the subscriber fewer than the number of Series A Shares for which he has subscribed. In the event a subscription is not accepted by the Company, the proceeds of such subscription will be promptly refunded in full to the subscriber, without the deduction of any costs and without interest.

         All funds received for subscriptions for Series A Shares will be placed by the Placement Agent in a separate escrow account in an independent financial institution no later than 12:00 noon of the next business day following receipt until such time as the Offering is subscribed for and the closing conditions under the Merger have been met.

         Upon acceptance by the Company of subscriptions for 122 Series A Shares, the Company shall hold the closing (the "Closing") and at such time shall admit as stockholders all subscribers whose subscriptions have been received and accepted. The funds representing all subscriptions will be released from escrow only upon the effectiveness of the Merger to be used for the purposes set forth in this Memorandum. Upon effectiveness of the Merger, the Series A Shares subscribed for shall be issued to the respective subscribers.

         Subscriptions for the 122 Series A Shares must be received within the "Offering Period" which shall terminate upon the closing date of the Merger, which is presently scheduled for December 15, 1997, or such later date as the parties to the Merger Agreement shall agree, but in no event later than February 15, 1998. If the Offering is not completed prior to the termination of the Offering Period or the Merger shall not be completed, the Company shall return all funds to the respective subscribers without the deduction of any costs and without interest within 15 days after the termination of the Offering and cancel all Series A Shares held in the escrow account in respect thereof.

         The Series A Shares and the shares of Common Stock underlying the Series A Shares are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and may not be sold except in compliance with said Rule pursuant to registration under the Securities Act or pursuant to exemption therefrom.

         The Company has agreed that as soon as practicable after the Merger, it will prepare and file, with the Securities and Exchange Commission, and use its best efforts to have declared effective, a Registration Statement pursuant to which it shall register the potential resale of the shares issued in connection with the Merger and the shares issuable upon conversion of the Series A Shares. See "DESCRIPTION OF SECURITIES - Registration Rights."

                                  RISK FACTORS

         An investment in the Series A Shares involves a high degree of risk. The Series A Shares are a suitable investment only for those investors who can afford a total loss of their investment. The following is a list of risk factors which each investor should carefully consider before making a decision to purchase Series A Shares:

         1. Risks Related to Acquisition Strategy. Once additional financial resources are available to it, the Company intends to grow primarily through the acquisition of additional value-added reseller businesses. Increased competition for acquisition candidates may develop, in which event there may be fewer acquisition opportunities available to the Company as well as higher acquisition prices. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, into the Company without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of risks, including possible adverse effects on the Company's operating results, diversion of management resources, failure to retain key personnel, risks associated with unanticipated liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. Performance of, or other problems at, a single acquired company could have an adverse effect on the Company's national sales and marketing initiative. In addition, there can be no assurance that the Company or other value-added reseller businesses acquired in the future will achieve anticipated revenues and earnings.

         2. Need for Additional Financing; Risks Related to Acquisition Financing. Upon completion of this Offering and the Merger, management believes that the Company will have sufficient capital to initiate its acquisition strategy in the near term. However, it is anticipated that in order to pursue the Company's acquisition strategy in the long term, the Company will continue to require additional financing, which the Company intends to obtain through a combination of traditional financing, the issuance of its shares and the placement of debt and equity securities. Provided the Merger occurs and a liquid trading market develops, the Company intends to finance some portion of its future acquisitions by using shares of its Common Stock for all or a substantial portion of the consideration to be paid. In the event that the Common Stock does not attain or maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings.

         3. Dilution Upon Merger. On a pro forma basis, assuming the completion of the Offering, the Company would have net tangible book value of approximately $3.57 million or $.55 per share, on a fully diluted basis. "Full dilution" assumes that all of the Series A Shares and the Series B Shares are converted into Common Stock. Accordingly, the investors in this Offering will incur an immediate substantial dilution of approximately $2.45 per share in their investment. After the Merger, the Company may still require additional financing to fund its acquisition strategy which may entail the issuance of additional shares of Common Stock or common stock equivalents, which would have the effect of further increasing the number of shares outstanding. See "Need for Additional Financing; Risks Related to Acquisition Financing." In connection with other business matters deemed appropriate by the Company's management, there can be no assurance that the Company will not, in fact, undertake the issuance of more shares of Common Stock without notice to the then existing stockholders. This may be done in order to, among others, facilitate a business combination, acquire assets or stock of another business, compensate employees or consultants or independent insurance agents or for other valid business reasons in the discretion of the Company's Board of Directors.

         4. Substantial Reliance on Key Customers. Osage's customer base has been and continues to be highly concentrated, with its top customer accounting for 46% and 66% of net sales in the fiscal year ended December 31, 1996 and the ten months ended October 31, 1997, respectively. Based upon historical and recent results and existing relationships with customers, the Company believes that a substantial portion of its net sales and gross profits will continue to be derived from sales to the Company's largest customers. There are no ongoing written commitments by such customers to purchase products from the Company. The Company has service contracts with many of its large customers to provide systems integration and other services. In general, such service contracts are project-based and terminable upon relatively short notice. There can be no assurance that the Company's service customers will continue to enter into service contracts with the Company or that existing contracts will not be terminated. All product sales by the Company are made on a purchase order basis. A significant reduction in orders from any of the Company's largest customers could have a material adverse effect on the Company's results of operations. There can be no assurance that the Company's largest customers will continue to place orders with the Company or that orders by such customers will continue at their previous levels.

         5. Dependence on Key Personnel. The success of the Company for the foreseeable future will depend largely on the continued services of its key executive officers and leading salespersons. The Company is particularly dependent upon Jack Leadbeater, Chief Executive Officer of the Company and David Olson, Chief Operating Officer of the Company, because of their industry knowledge, marketing skills and relationships with major vendors and customers. As part of the Merger, they will enter into an employment agreement which contains a non-competition covenant that extends for a possible period of up to 12 months following termination of employment. After the Merger, the Company will maintain, and is the beneficiary of, life insurance policies each in the amount of $250,000 on the lives of Messrs. Leadbeater and Olson. There can be no assurance that the departure of such key personnel would not have a material adverse effect on the Company's results of operations. Furthermore, there can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to conduct its operations or to meet its future needs to accommodate growth successfully.

         6. Competitive Market for Technical Personnel. The Company's success will depend in part on its ability to attract, hire, train and retain qualified managerial, technical and sales and marketing personnel, particularly for systems integration and support services. Competition for such personnel is intense. There can be no assurance that the Company will be successful in attracting and retaining the technical personnel it requires to conduct and expand its operations successfully. The Company's results of operations could be materially adversely affected if the Company were unable to attract, hire, train and retain qualified personnel.

         7. Dependence on Suppliers. The Company's business will depend upon an adequate supply of hardware, software products and computer systems at competitive prices and on reasonable terms for resale by the Company. Consequently, the Company's results of operations are dependent, in part, upon the demand for, price of, technical capabilities of and quality of the products available for resale. The Company's principal suppliers will be Sun Microsystems, Oracle, Netscape and Microsoft.

         To mitigate against a risk of product shortage, the Company will procure some hardware and software products from multiple sources for the products its sells. Some products are available from only a single source, as manufacturers elect to provide direct relationship with system integrators. Osage has supply contracts with its vendors and purchases hardware and software products, and computer systems on a purchase order basis. As a result, there can be no assurance that such products will continue to be available as required by the Company at prices or on terms acceptable to the Company.

         Although Osage has not experienced significant problems with its suppliers in the past, there can be no assurance that such relationships will continue or that, in the event of a termination of its relationships with its suppliers, it would be able to obtain alternative sources of supply for most products without a material disruption in the Company's ability to provide products to its customers. Any material disruption of the Company's supply of products would have a material adverse effect on the Company's results of operations.

         8. Dependence on Continued Authorization to Resell and Provide Manufacturer-Authorized Services. The Company's future success in both product sales and services and support offerings will depend largely on its continued status as an approved reseller of products and its continued authorization as a service provider. With respect to many of the Company's hardware and software product sales, the Company maintains the highest levels of sales and service authorizations with many industry-leading manufacturers, including Sun Microsystems, Oracle, Netscape and Microsoft. Without such sales and service authorizations, the Company would be unable to provide the range of products and services currently offered by the Company. In general, the agreements between the Company and such manufacturers include termination provisions ranging from immediate termination to termination upon 90 days prior written notice. In addition, many of such agreements are based upon the Company's ability to sell a certain volume of manufacturers product. There can be no assurance that such manufacturers will continue to authorize the Company as an approved reseller or service provider.

         9. Arbitrary Offering Price. The offering price of the Series A Shares offered hereby has been arbitrarily determined by Pacific Rim without the benefit of an arm's-length negotiation and is not based upon generally-recognized criteria, such as earnings, price per share, net book value, etc. There can be no assurances that the offering price is representative of the actual value of the Series A Shares.

         10. Dividends. No dividends have been paid by Pacific Rim since inception and the payment of dividends is not contemplated in the foreseeable future. The payment of future dividends will be directly dependent upon the earnings of the Company, its financial needs and other similarly unpredictable factors. Earnings, if any, are expected to be retained to finance and develop the Company's business.

         11. No Legal or Tax Advice. The Purchasers hereof should consult with their respective counsel, accountant or business adviser as to legal, tax and related matters concerning investment in the Series A Shares offered hereby. An investment in the Series A Shares may involve certain material federal and state tax consequences.

         12. Registration Rights; Restrictions Upon Resale. The Series A Shares and the Common Stock issuable upon conversion of the Series A Shares have not been registered under the Securities Act or any state securities or blue-sky law and subscribers may not sell or otherwise transfer such securities except pursuant to registration under the Securities Act and any applicable state securities laws or exemptions therefrom. Because of such restrictions, a subscriber for the Series A Shares must bear the economic risks of such investment for an indefinite period of time.

         The Company has offered certain registration rights to the purchasers of the Series A Shares included within this Offering. See "DESCRIPTION OF SECURITIES - Registration Rights." The Company's obligation in this regard, however, is to facilitate the effectiveness of such a Registration Statement with the Securities and Exchange Commission as promptly as possible. There can be no absolute assurance as to when effectiveness of such Registration Statement will be granted, if at all. In connection with such registration, the Company shall have no obligation: (i) to assist or cooperate in the offering or disposition of such securities; (ii) to indemnify or hold harmless the holders of such securities; (iii) to obtain a commitment from an underwriter relative to the sale of such securities; or (iv) to include such securities within an underwritten offering undertaken by the Company.

         Notwithstanding the registration rights offered to purchasers of the Series A Shares, for a period of eighteen months from the closing of the Merger, the Series A Shares and the Common Stock issuable upon conversion of the Series A Shares may not be transferred, sold or otherwise disposed of without the prior written consent of the Placement Agent. See "DESCRIPTION OF SECURITIES - Restrictions Upon Resale." There can be no assurances that the Placement Agent will consent to the resale of such shares prior to the termination of such period. A subscriber must bear the economic risks of such investment for at least such eighteen-month period. There can be no assurances that a trading market will exist for such shares upon the termination of such restrictions upon sale.

         13. No Public Market. Although, the Company's Common Stock is listed for trading on the OTC Electronic Bulletin Board, there is currently no significant public trading market for the common stock of Pacific Rim. Although the Company has agreed to register the resale of some portion of the shares of Common Stock issuable upon conversion of the Series A Shares as soon as practicable after the Closing of the Offering, there can be no assurances that a regular trading market will ever develop for the Common Stock of the Company.

         14. Substantial Voting Power of Principal Stockholders. Upon completion of this Offering, the historic stockholders of Osage will have voting control over up to 3.1 million shares of Common Stock. In addition, pursuant to the terms of the Merger Agreement, the historic stockholders of Osage as the holders of the Series B Shares are entitled to elect a majority of the Board of Directors subject to certain performance criteria. See "Material Voting Arrangements."

         15. Intense Competition. The Company encounters intense competition from numerous other systems integration companies. Many of the Company's competitors are larger and have greater financial and other resources and are better known to consumers than the Company. There can be no assurance that the Company will be able to continue to compete successfully in its markets.

         16. Unaudited Financial Statements. The unaudited financial statements of Osage for the ten months ended October 31, 1997 are attached hereto as Exhibit "B." The unaudited financial statements of Pacific Rim for the six months ended June 30, 1997 are attached hereto as Exhibit "C." Although management believes that the unaudited financial statements included therein fairly present the financial position of such companies as of such date, no assurance can be given that the Company's independent auditors in connection with the preparation of an audit of such period may not recommend adjustments to such financial statements which adjustments may be material.

                                 USE OF PROCEEDS

         Pacific Rim estimates that after deducting fixed offering expenses of $100,000 and selling commissions of up to $366,000, the net proceeds of the Offering will be approximately $3,194,000.

         The Company anticipates that the net proceeds of the Offering will be retained and utilized as follows: (i) $500,000 for the payment of the cash portion for the purchase price in the Merger; (ii) $100,000 for expenses incurred in connection with the Merger; (iii) approximately $450,000 for repayment of the principal amount of certain existing bridge financing, plus any interest accrued thereon as of the closing of the Merger; and (iv) the remainder to be used to finance future growth and the Company's acquisition strategy.

                           MARKET FOR COMMON STOCK AND
               REDEEMABLE WARRANTS AND RELATED STOCKHOLDER MATTERS

         The Company's Common Stock and Redeemable Warrants are listed on the NASDAQ OTC Bulletin Board under the symbols TOON and TOONW, respectively. The following table sets forth the range of the high and low sale prices as reported by The NASDAQ Stock Market. These ranges are shown for the fiscal year ended December 1995. There has been no active trading market for the Company's Common Stock subsequent to the end of the third quarter of 1995. There has been active trading market for the Company's Common Stock and Redeemable Warrants subsequent to the end of the first quarter of 1995.

                                 Common Stock(1)
                                 ---------------
                                       High                          Low
                                       ----                          ---
1995
----
1st Quarter                            $3.25                         $0.625
2nd Quarter                             2.75                          1.00
3rd Quarter                              .25                           .0625
4th Quarter                          no quotes                     no quotes

                               Redeemable Warrants(1)
                               ----------------------
                                       High                          Low
                                       ----                          ---
1995
----
1st Quarter                            $0.125                        $0.325
2nd Quarter                         no quotes                     no quotes
3rd Quarter                         no quotes                     no quotes
4th Quarter                         no quotes                     no quotes

-------------------
(1) All per share data reflect the cumulative effect of a 1 for 10 and a 1 for 20 reverse stock split.

         The most recent available closing price for the Common Stock was $.25 as of October 24, 1997. No quotes were available on the Redeemable Warrants.

         Record Holders

         As of November 24, 1997, there were approximately 150 holders of record of the Common Stock and approximately 89 holders of record of the Redeemable Warrants.

         Dividends

         The Company has never paid any cash dividends on its Common Stock and has no intention to pay any cash dividends on its Common Stock in the foreseeable future. The declaration and payment of dividends is subject to the discretion of the Board of Directors and to certain limitations under the General Corporation Law of the State of Delaware. The timing, amount and form of dividends, if any, will depend, among other things, on the Company's results of operations, financial condition, cash requirements and other factors deemed relevant by the Board of Directors.

                                   MANAGEMENT

Directors and Executive Officers of the Company

         Upon completion of the Merger, the Company's Board of Directors will consist of five directors, three of whom shall be designees of the holders of the Series B Shares, one of whom shall be the designee of the Company's present Board of Directors (the "Pacific Rim Designee") and one of whom shall be the designee of both groups. The holders of the Series B Shares will have the right to elect the majority of the Board of Directors. See "DESCRIPTION OF SECURITIES
- Series B $3.00 Convertible Preferred Stock." For a period of two years after the Merger, certain transactions, including related party transactions and modifications of the Merger Agreement, will require the affirmative vote of the majority of the Board, including the Pacific Rim Designee.

         Upon completion of the Merger, the individuals who have agreed to serve as members of the Board of Directors and executive officers of the Company and their respective positions with the Company are set forth below:

       Name                Age        Position
       ----                ---        --------

Jack R. Leadbeater          43        Chairman of the Board and Chief Executive
                                      Officer of Pacific Rim and Osage

David S. Olson              40        Director, Chief Operating Officer and
                                      President of Pacific Rim and Osage

Michael G. Glynn            41        Director, Executive Vice President of
                                      Pacific Rim

         The Pacific Rim Designee and the remaining member of the Board of Directors have not yet been determined.

         The following is a brief summary of the business experience of the foregoing directors and executive officers. See "MANAGEMENT - Material Voting Arrangements" and "RISK FACTORS."

         Jack R. Leadbeater

         In 1993, Mr. Leadbeater became President of Osage. From 1987 to 1995, he served as President of DCS Systems, Ltd., a systems integration company ("DCS"), where his responsibilities and accomplishments included the development of DCS into a systems integration company with revenues in excess of $20 million per year. From 1983 to 1987, Mr. Leadbeater was employed by MAI Canada Ltd., where his responsibilities included the sales and management of a regional office for this international manufacturer of mini-computers. Mr. Leadbeater is a graduate of the University of Manitoba, Canada with a Business/Commerce degree and a major in Marketing.

         David S. Olson

         In 1993, Mr. Olson became Executive Vice President/General Manager of Osage. In 1988, he founded a software development company which subsequently was acquired by DCS in 1989. From 1989 to 1995, Mr. Olson served as Executive Vice President of DCS. From 1985 to 1988, he was employed by Sun Microsystems Canada Ltd., where his responsibilities included sales as well as Sun Microsystems' overall market development in the petroleum exploration market. Prior to joining Sun Microsystems, Mr. Olson was an Account Manager at Digital Equipment, Canada where he sold information processing technology to major national accounts in the petroleum exploration market. Mr. Olson is a graduate of the University of Calgary, Canada with a Bachelor of Science degree and a major in Computer Science.

         Michael G. Glynn

         Mr. Glynn has agreed to join the Company upon the closing of the Merger as Executive Vice President and Director. He has over twenty years of management experience in strategic planning, development, sales and marketing in a broad range of industries. Since July 1997, Mr. Glynn has served as Director of Sales for the Southwest region of United States for Compuware, a public-traded software manufacturer. From 1996 to June 1997, Mr. Glynn served as Senior Vice President and Chief Operating Officer of Prologic Management Systems, a public-traded software development company which has engaged in an acquisition strategy involving the purchase of value-added resellers and systems integrators. From 1993 to 1996, he was Director of Sales and Director of International Business Development at Access Technologies (formerly Access Graphics, a division of Lockheed Martin), an aggregator of computer software and hardware. From 1991 to 1993, Mr. Glynn took a brief hiatus from business and joined Bill McCartney's National Championships Football staff at the University of Colorado. Mr. Glynn is a graduate from the University of Notre Dame with a Bachelor of Arts degree in the Program of Liberal Studies and Languages and a Masters of Divinity degree. He is also continuing his graduate work at Northwestern University's JL Kellogg Graduate School of Management.

Executive Compensation

         Upon completion of the Merger, the compensation of the executive officers of the Company will be as follows:

                                                              Annual Cash
        Name                        Position                 Compensation        Stock Options
        ----                        --------                 ------------        -------------

Jack R. Leadbeater         Chairman of the Board and           $200,000               *(1)
                           Chief Executive Officer of
                           Pacific Rim and Osage

David S. Olson             Director, Chief Operating           $200,000               *(1)
                           Officer and President of
                           Pacific Rim and Osage

Michael G. Glynn           Director and Executive Vice         $200,000            100,000
                           President

-----------------
(1) Does not include options to purchase 332,000 shares of Common Stock issued as part of the purchase price in the Merger.

Employment Arrangements

         Pursuant to the Merger Agreement, the Company will enter into employment agreements with each of Messrs. Leadbeater, Olson and Glynn which will provide for an annual salary of $200,000. The term of each employment agreement is for three (3) years. Messrs. Leadbeater, Olson and Glynn will also enter into non-competition and non-solicitation agreements with the Company which shall survive their actual employment by a term of one year. Pursuant to Mr. Glynn's employment agreement, he will also be granted options to purchase 100,000 shares of Common Stock. See "Stock Options."

Stock Options

         In March 1994, the Company adopted the 1994 Stock Option Plan. The plan provides for the issuance of both "Incentive Stock Options" as well as "Nonqualified Options" to be issued to consultants and others. An aggregate of 100,000 shares of Common Stock were reserved for issuance under this plan. No options have been granted under this plan since inception.

         Also, the Company adopted the "Outside Directors Stock Option Plan" pursuant to which options to purchase an aggregate of 2,500 shares of Common Stock have been authorized on an annual basis to each outside director who has served during the immediately preceding year. No options have been granted under this plan since inception.

         As part of the purchase price in the Merger, the Company granted the historic stockholders of Osage options to purchase 800,000 shares of Common Stock. Such options shall have a term of six years and an exercise price equal to the lower of: (i) $3.00 per share; or (ii) the average of the closing bid and ask price of the Company's Common Stock on the principal exchange, automated quotation system or over-the-counter market for the 15 trading days prior to the date upon which any segment of the options vest. The options vest pursuant to certain performance criteria set forth in the Merger Agreement. See the copy of the Merger Agreement attached hereto as Exhibit "F." Under the terms of his employment agreement, Mr. Glynn will be granted options to purchase 100,000 shares of Common Stock.

Material Voting Arrangements

         Provided that the Company continues to achieve the performance criteria identified in the Merger Agreement, for a period of three years following the Merger the holders of the Series B Shares, including Messrs. Leadbeater and Olson, are entitled to elect a majority of the Board of Directors, and to vote as a class on all matters brought to a vote of stockholders. See "DESCRIPTION OF SECURITIES - Series B $3.00 Convertible Preferred Stock."

         Upon the closing of the Merger, certain historic stockholders of the Company shall place in a voting trust (the "Voting Trust") 1.5 million shares of Common Stock with voting rights as to such shares vested in the holders of the Series B Shares, including Messrs. Leadbeater and Olson. The Voting Trust shall remain in effect until the earlier of: (i) the end of the 18th month following the Merger; or (ii) such earlier date when all of its shares have either been released to its beneficial owners or allocated in satisfaction of the purchase price in the Merger. See the Merger Agreement attached hereto as Exhibit "F." During every three month period during the term of the Voting Trust in which no shares are issued in satisfaction of the purchase price, 250,000 shares may be released to such historic stockholders of the Company from the Voting Trust.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of the date of this Memorandum, the record ownership, before and after the Offering, of each officer and director and all officers and directors as a group and of each holder of 5% or more of the outstanding shares of the Common Stock of the Company.


                                    Number of Shares Owned(1)               Percentage of Shares
                             -------------------------------------   -----------------------------------
Name                         Before Offering     After Offering(2)   Before Offering   After Offering(2)
----                         ---------------     -----------------   ---------------   -----------------
Jack R. Leadbeater                   -0-            664,000(3)            0%                 10.15%
1661 East Camelback
Road, Suite 245
Phoenix, AZ 85016

David S. Olson                       -0-            664,000(3)            0%                 10.15%
12829 East Jenan Drive
Scottsdale, AZ 85259

Michael G. Glynn                     -0-                -0-(4)            0%                     0%
1661 East Camelback
Road, Suite 245
Phoenix, AZ 85016

David Daniels                    200,000             200,000           5.38%                  3.06%
3807 Loch Glen Court
Houston, TX 77059

Godwin Finance Ltd.              350,000             350,000           9.41%                  5.35%
Whitehill House
Newby Road Industrial
Estate
Newby Road
Hazel Grove
Stockport SK7 5DA
England

InterBanc Mortgage               200,000             200,000           5.38%                  3.06%
Services, Inc.
901 Lake Destiny Drive,
Suite 139
Maitland, FL 32751

Steven B. Rosner               1,162,850           1,162,850          31.26%                 17.78%
1220 Mirabeau Lane
Gladwynne, PA 19035

Synergy Group                    250,000             250,000           6.72%                  3.82%
4725 E. Sunrise Drive
Suite 228
Tucson, AZ 85718

All officers and                     -0-           1,328,000              0%                 20.31%
directors of the Company
as a group (3 persons)(6)

---------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934, and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within
       60 days after the date of this Memorandum through the exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 3,720,000 shares of Common Stock outstanding before the Offering and 6,540,000 shares of Common Stock outstanding after the Offering. The shares reflected as outstanding after the Offering include the shares issued to the historic stockholders of Osage in the Merger.
(2) Assumes the sale and subsequent conversion into the shares of Common Stock of the 122 Series A Shares offered hereby and the Series B
       Shares. Prior to conversion, the holders of the Series B Shares, including Messrs. Leadbeater and Olson, are entitled to elect a majority of the Board of Directors, and to vote as a class on all matters brought to a vote of stockholders for a period of three years following the closing of the Merger. See "MANAGEMENT - Material Voting Arrangements."
(3) Does not include options to purchase 332,000 shares of Common Stock to be issued as part of the purchase price in connection with the Merger, which will not have vested as of the closing of the Merger.
(4) Does not include 200,000 shares of Common Stock being held by the Company in escrow, which are subject to release at the rate of 100,000 shares on each of the first and second anniversary of the closing of the Merger; provided, that Mr. Glynn is an employee of the Company at time such shares are released. Does not include options to purchase 100,000 shares of Common Stock which will not have vested as of the closing of the Merger.
(5) Includes 660,000 shares of Common Stock held by PRE Investors, L.P., a Pennsylvania limited partnership of which Mr. Rosner is the general partner.
(6) Does not include the officers and directors of the Company that have agreed to resign upon the closing of the Merger.
---------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Arrangements

         Upon closing of the Merger, the Company will enter into certain employment agreements with Messrs. Leadbeater, Olson and Glynn. The terms of Mr. Glynn's employment agreement include the grant of options to purchase 100,000 shares of Common Stock. See "MANAGEMENT - Employment Arrangements."

                            DESCRIPTION OF SECURITIES

Common Stock

         Pacific Rim is authorized to issue 10,000,000 shares of Common Stock, $.01 par value per share, of which 3,720,000 are currently outstanding.

         Holders of Common Stock have equal rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Holders of Common Stock have one vote for each share held of record and do not have cumulative voting rights.

         Holders of Common Stock are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of Common Stock are not redeemable and have no pre-emptive or similar rights. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

         Within the limits and restrictions contained in the Certificate of Incorporation, the Board of Directors has the authority, without further action by the stockholders, to issue up to 1,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), in one or more series, and to fix, as to any such series, the dividend rate, redemption prices, preferences on liquidation or dissolution, sinking fund terms, if any, conversion rights, voting rights, and any other preference or special rights and qualifications.

         Series A $3.00 Convertible Preferred Stock

         The Board of Directors has authorized the designation of a series of Preferred Stock as Series A $3.00 Convertible Preferred Stock, with such rights and preferences as are described in the following summary.

         o Liquidation Preference

         The Series A Shares shall have a liquidation preference of $30,000 per Series A Share, plus any accrued dividends thereon. The holders of the Series A Shares and the Series B Shares shall share ratably in all liquidation preferences. Accordingly, if the Company shall liquidate or dissolve, after payment to all creditors, no distribution shall be made to holders of the Company's Common Stock, unless prior thereto holders of the Series A Shares and the holders of the Series B Shares have received $30,000 per share.

         o Dividends

         The holders of the Series A Shares shall not be entitled to receive dividends.

         o Conversion

         The holders of the Series A Shares have the right at any time to convert the principal amount of the purchase price of the Series A Shares into shares of Common Stock at a conversion rate (the "Conversion Rate") of $3.00 per share of Common Stock.

         The number of shares of Common Stock into which each Series A Share shall be convertible shall be subject to adjustment to protect against dilution in the event the Company shall declare a stock dividend, make a distribution on the Common Stock, divide or reclassify the outstanding shares of Common Stock.

         o Voting Rights

         Prior to the conversion of the Series A Shares, the holders thereof shall have no voting rights.

         o Redemption

         Commencing six months from the date of the Closing of this Offering, all, but not less than all, of the Series A Shares may be redeemed at any time by the Company at its sole discretion at $3.00 per Series A Share upon thirty
(30) days' written notice to the holders (the "Redemption Date"), provided that at the time of the Redemption Notice: (i) the average of the closing bid and ask prices of the Company's Common Stock shall have exceeded $5.00 for the twenty
(20) trading days preceding the date of the Redemption Notice; (ii) the shares of Common Stock issued or issuable upon conversion of the Series A Shares and subject to an effective Registration Statement; and (iii) the Placement Agent shall have waived any restrictions upon the resale of such shares. See "Restrictions upon Resale." The holders of the Series A Shares shall be entitled to exercise their conversion option during said thirty (30) day notice period.

         o Certificate of Designation

         The terms described above are merely summaries of the salient features of the Series A Shares. The actual terms are contained within a definitive Certificate of Designation which will be filed with the Delaware Secretary of State upon the completion of the Offering. A form of the Certificate of Designation has been attached as Exhibit "D" to this Memorandum.

         Series B $3.00 Convertible Preferred Stock

         The Board of Directors has authorized the designation of a series of Preferred Stock as Series B $3.00 Convertible Preferred Stock, with such rights and preferences as are described below in the following summary.

         o Liquidation Preference

         The Series B Shares shall have a liquidation preference of $30,000 per Share. The holders of the Series B Shares and the Series A Shares shall share ratably in all liquidation preferences. Accordingly, if the Company shall liquidate or dissolve, after payment to all creditors, and payment of the liquidation preference to the holders of the Series A Shares, no distribution shall be made to holders of the Common Stock, unless prior thereto holders of the Series B Shares and the holders of the Series A Shares shall have received $30,000 per share.

         o Dividends

         Each holder of the Series B Shares shall be entitled to dividends only when, as and if declared by the Board of Directors. Each holder of the Series B Shares will share with the holders of the Common Stock, on an as converted basis, any dividends declared on the Common Stock. The Company may, at its sole election, pay any dividend in either cash or in shares of Common Stock, based on the Conversion Rate (as hereafter defined) of the Series B Shares.

         o Conversion

         The holders of the Series B Shares have the right at any time to convert the $1.5 million principal amount of the shares, plus any and all accrued dividends thereon, into shares of the Company's Common Stock at a conversion rate of $3.00 per share of Common Stock (the "Conversion Rate"), which is subject to adjustment provided that at the time of conversion the Company remains in compliance with certain performance criteria set forth in the Merger Agreement. See "Performance Criteria." As so adjusted, the Conversion Rate shall be the lower of: (i) $3.00 per share of Common Stock; or (ii) the average of the closing bid and ask prices of the Common Stock on the principal exchange, automated quotation system or over-the-counter market for the 15 trading days prior to the date of conversion.

         The number of shares of Common Stock into which each Series B Share shall be convertible shall be subject to adjustment to protect against dilution in the event the Company shall declare a stock dividend, make a distribution on the Common Stock, divide or reclassify the outstanding shares of Common Stock.

         o Voting Rights

         The holders of Series B Shares are entitled to vote in the election of directors by casting as many votes in total as equates to the total number of shares that may be cast in the election of directors by the holders of Common Stock, plus one; provided that the holders of the Series B Shares may only elect a majority of the Board of Directors by voting for their own nominees. The holders of the Series B Shares will also be entitled to vote as a class on all matters brought to a vote of stockholders. The foregoing rights of the holders of the Series B Shares shall terminate upon the earlier of: (i) the first date upon which the Company no longer complies with the Performance Criteria; or (ii) the third anniversary of the closing of the Merger Agreement. Upon termination of such rights, the holders of the Series B Shares shall have no voting rights and their consent shall not be required for the taking of any action except as required by law. See "Performance Criteria."

         o Redemption

         The Series B Shares are not subject to redemption by the Company.

         o Certificate of Designation

         The terms described above are merely summaries of the salient features of the Series B Shares. The actual terms are contained within a definitive Certificate of Designation which will be filed with the Delaware Secretary of State upon the completion of the Offering. A form of the Certificate of Designation has been attached as Exhibit "E" to this Memorandum.

Redeemable Warrants

         In connection with its initial public offering ("IPO") in November 1993 and other financing arrangements, the Company has issued 2,310,000 redeemable warrants (the "Redeemable Warrants"), of which 11,554 were outstanding as of the date of this Memorandum. The Redeemable Warrants can be redeemed by the Company at a price of $0.05 per warrant commencing November 10, 1994, following any period in which, for 20 consecutive trading days, the closing bid price of the Company's Common Stock is equal to or greater than 200% of the IPO price, as adjusted (initially $10.00 per share). After giving effect to certain 1 for 10 and 1 for 20 reverse stock splits, the exercise and call prices of the Redeemable Warrants are $1,000 and $10 per warrant, respectively.

Performance Criteria

         For the first three years following the Merger, the Company shall remain in compliance with the Performance Criteria so long as during each of the fiscal quarters in the first, second and third years thereafter, the Company achieves earnings per share as reflected within its quarterly financial statements as filed with the Securities and Exchange Commission of $.0125, $.025 and $.0375, respectively. The 900,000 shares of Common Stock deliverable to the historic stockholders of Osage as part of the purchase price in the Merger is subject to upward adjustment based upon the stock price of the Company's Common Stock. If the Company remains in compliance with the Performance Criteria, such additional shares of Common Stock will be issued from the Voting Trust. If the Company fails to remain in compliance with the Performance Criteria, the additional shares necessary to satisfy such upward adjustment will be issued by the Company. See "DESCRIPTION OF MERGER" and "MANAGEMENT - Material Voting Arrangements."

         For the purposes of preserving the rights of the holders of the Series B Shares relative to the election of directors and voting as a class on all matters brought before stockholders, the Company shall remain in compliance with the Performance Criteria so long as for the first three years following the closing of the Merger, its annual audited financial statements reflect earnings per share of $.05, $.10, and $.15, respectively. Failure to meet the Performance Criteria in any of the first three years after the closing of the Merger results in the termination of such rights of holders of the Series B Shares. See "MANAGEMENT - Material Voting Arrangements." For the purpose of determining the Conversion Rate of the Series B Shares, no adjustment in favor of the holders to the Conversion Rate shall be made if the Company fails to meet such Performance Criteria. However, the failure to meet the Performance Criteria for any particular quarter will not adversely effect the computation of the Conversion Rate for any subsequent quarter. See "DESCRIPTION OF SECURITIES - Series B $3.00 Convertible Stock."

Registration Rights

         The Company has agreed that as soon as practicable after the closing of the Merger, it will prepare and file, with the Securities and Exchange Commission, and use its best efforts to have declared effective, a Registration Statement on Form SB-2 or other equivalent form pursuant to which the Company shall register the potential resale of the Common Stock issuable upon conversion of the Series A Shares. The Company has also agreed to include in such Registration Statement the shares issuable upon conversion of the Series B Shares, the Common Stock issued in connection with the Merger and 1,200,000 shares of Common Stock outstanding prior to the Merger. The expenses of such registration will be borne by the Company.

         Notwithstanding the foregoing, the Company may delay filing the registration statement, and may withhold efforts to cause the registration statement to become effective, if the Company determines in good faith that such registration might (i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's stockholders. If, after the registration statement becomes effective, the Company advises the holders of registered shares that the Company considers it appropriate for the registration statement to be amended, the holders of such shares shall suspend any further sales of their registered shares until the Company advises them that the registration statement has been amended.

         Each holder of Series A Shares whose shares are registered pursuant to the registration rights set forth herein shall indemnify and hold harmless the Company, each of its directors and each of its officers from and against any and all claims, damages or liabilities, joint or several, to which they or any of them may become subject, including all legal and other expenses, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the circumstances in which they were made, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder expressly for use therein. The liability of any such holder shall be limited to the aggregate price at which such holder's shares of the Company is sold.

         In connection with the registration rights, the Company shall have no obligation: (i) to assist or cooperate in the offering or disposition of such shares of Common Stock; (ii) to indemnify or hold harmless the holders of the securities being registered; (iii) to obtain a commitment from an underwriter relative to the sale of such shares; or (iv) to include such shares of Common Stock within an underwritten offering of the Company.

Restrictions upon Resale

         The Series A Shares and the shares of Common Stock issuable upon conversion of the Series A Shares may not be transferred, sold, encumbered or otherwise disposed of for a period of eighteen months after the closing of the Merger without the prior written consent of the Placement Agent.

         The Series B Shares, the shares of Common Stock issuable upon conversion of the Series B Shares and the shares of Common Stock issued as part of the purchase price in the Merger, may not be transferred, sold, encumbered or otherwise disposed of for a period of eighteen months after the closing of the Merger without the prior written consent of the Pacific Rim Designee. However, the historic stockholders of Osage shall be permitted to: (i) pledge such shares as collateral for a loan from a financial institution provided that the lender agrees to such restrictions upon resale; and (ii) transfer such shares to family members by gift provided that the transferee agrees to such restrictions upon resale. Once the shares are registered, and for a period of eighteen months thereafter, resale of the shares by the historic stockholders of Osage shall be limited to that number of shares on a quarterly basis that, upon sale in an ordinary brokerage transaction, would yield net proceeds of $300,000. The shares of Common Stock issued in connection with certain adjustments to the purchase price shall not be subject to such restriction upon resale after such shares are registered.

                    SUITABILITY STANDARDS - WHO SHOULD INVEST

         INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL RESOURCES WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENT.

         The Company has adopted as a general investor suitability standard the requirement that each subscriber for Series A Shares represent in writing that the subscriber: (a) is acquiring the Series A Shares for investment and not with a view to resale or distribution; (b) can bear the economic risk of losing their entire investment; (c) their overall commitment to investments which are not readily marketable is not disproportionate to their net worth, and an investment in the Series A Shares will not cause such overall commitment to become excessive; (d) has adequate means of providing for their current needs and personal contingencies and has no need for liquidity in this investment in the Series A Shares; (e) has evaluated all the risks of investment in the Company; and (f) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Company or is relying on their own purchaser representative, in making an investment decision. Subscriptions will not necessarily be accepted in the order in which received.

         In addition, all subscribers for Series A Shares must be "accredited investors," as defined in Rule 501 of Regulation D under the Securities Act, by meeting any of the following conditions:

         (i) has an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her subscriber spouse in excess of $300,000 in each of those years, and he or she reasonably expects an income in excess of the aforesaid levels in the current year; or

         (ii) he or she has an individual net worth, or a joint net worth with his or her spouse, at the time of his or her purchase, in excess of $1,000,000 (net worth for these purposes includes homes, home furnishings and automobiles); or

         (iii) he or she otherwise satisfies the Company that he or she is an accredited investor, as defined in Rule 501 under the Securities Act.

         Other categories of investors included within the definition of accredited investor include the following: certain institutional investors, including certain banks, whether acting in their individual or fiduciary capacities; certain insurance companies; federally registered investment companies; business development companies, (as defined under the Investment Company Act of 1940); Small Business Investment Companies licensed by the Small Business Administration; certain employee benefit plans; private business development companies, (as defined in the Investment Advisers Act of 1940); tax exempt organizations (as defined in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended) with total assets in excess of $5,000,000; entities in which all the equity owners are accredited investors; and certain affiliates of the Company.

        A partnership subscriber, which satisfies the requirements set forth in clauses (a) through (f) above shall satisfy the suitability standards if it is an accredited investor by reason of clause (iii) above, or if all of its partners are accredited investors. A corporate subscriber, which satisfies the requirements set forth in clauses (a) through (f) above shall satisfy the investor suitability standards if it is an accredited investor by reason of clause (iii) above, or if all of its stockholders are accredited investors.

         The suitability standards referred to above represent minimum suitability requirements for prospective purchasers and the satisfaction of such standards by a prospective purchaser does not necessarily mean that the Shares are a suitable investment for such purchaser. The Company may, in circumstances it deems appropriate, modify such requirements. The Company may also reject subscriptions for whatever reasons, in its sole discretion, it deems appropriate.

         Subscriptions will not necessarily be accepted in the order in which received. Subscribers who are residents of certain states may be required to meet certain additional suitability standards.

         THE ACCEPTANCE OF A SUBSCRIPTION FOR SERIES A SHARES BY THE COMPANY DOES NOT CONSTITUTE A DETERMINATION BY THE COMPANY THAT AN INVESTMENT IN THE SHARES IS SUITABLE FOR A PROSPECTIVE INVESTOR. THE FINAL DETERMINATION OF THE SUITABILITY OF INVESTMENT IN THE SHARES MUST BE MADE BY THE PROSPECTIVE INVESTOR AND HIS OR HER ADVISERS.

Subscription Procedure

         Investors may subscribe for the Series A Shares offered hereby by obtaining a copy of the Subscription Agreement from the Placement Agent and signing and returning to the Placement Agent the Subscription Agreement prior to the earlier of: (i) the termination of the Offering Period; or (ii) such earlier date as the Company may establish, in its discretion, for the completion of the Offering. The Company will indicate its acceptance of an investor's subscription by signing both copies of the Subscription Agreement and returning one copy to the investor. The form of Subscription Agreement and related materials are attached hereto as Exhibit "A."

Securities Laws Considerations

         The Series A Shares offered hereby have not been registered under the Securities Act or under the securities laws of any state. The Subscription Agreement will contain various representations and warranties on the part of each subscriber which will be relied upon to ensure that exemptions from registration under the Securities Act and any applicable state securities laws will be applicable to this offering. To further ensure compliance by the Company with the securities laws, each investor will be required to agree in the Subscription Agreement that they will not sell or otherwise transfer the Series A Share except (a) pursuant to registration under the Securities Act; (b) in accordance with an opinion of counsel satisfactory to the Company or no-action letters from the Securities and Exchange Commission prior to such transfer to the effect that registration under the Securities Act is not required in connection with the transaction resulting in such transfer; or (c) to his or her estate, his legal representative in the case of disability, or any member of his or her immediate family. A legend will be placed on all certificates representing the Series A Shares stating that the securities represented thereby have not been registered under the Securities Act or any applicable state securities laws or and stating that the transferability of such securities is subject to the provisions of the Subscription Agreement. A notation to the same effect will also be made in the appropriate records of the Company and the records of the Company's transfer agent.

                             ADDITIONAL INFORMATION

         In addition to carefully considering the information contained in the offering materials, prospective investors are urged to request additional information or copies of relevant documents as they may deem necessary or advisable in evaluating this Offering.

         Investors interested in meeting with the Company's officers to ask questions about the Company's business and affairs should contact the Company to arrange such a meeting. All requests for information or to arrange a meeting should be directed to the attention of the Chief Executive Officer of the Company or the Placement Agent.

                                  EXHIBIT INDEX

                                                                              Exhibit
                                                                              Number
                                                                              -------
Form of Securities Subscription Agreement                                        A

Audited Financial Statements of Osage Computer Group, Inc. for the
fiscal years ended December 31, 1996 and 1995 and unaudited interim
financial statements for the ten months ended October 31, 1997                   B

Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 of Pacific Rim Entertainment, Inc. and Quarterly Report on Form 10-QSB
for the period ended June 30, 1997                                               C

Form of Certificate of Designation of Series A Preferred Stock                   D

Form of Certificate of Designation of Series B Preferred Stock                   E

Merger Agreement by and among Pacific Rim Entertainment, Inc., PR
Acquisition Corp., and Osage Computer Group, Inc.                                F